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EXHIBIT 10.16
AMENDMENT TO BELDEN WIRE & CABLE COMPANY
SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN



The Belden Wire & Cable Company Supplemental Excess Defined Contribution Plan is amended by revising Article V (Distribution) Section 2 (Method of Distribution) to read as follows:

"The benefits payable under the Plan from a Participant's Supplemental Matching and Supplemental Basic Accounts shall be paid to the same person as soon as practical following the (voluntary or involuntary) termination of that person's employment with the Company.